                         NUKO Information Systems, Inc.

         Exhibit 11.1 Calculation of Net Loss per Share for Three Month Period Ended September 30

         Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.

                                                               1996                1995
                                                            -----------         ----------
         PRIMARY LOSS PER SHARE
                  Net loss for period                       $ 2,382,833         $  551,915
                                                            ===========         ==========
                  Shares outstanding at the beginning        10,409,096          5,543,473
                  of the period

                  Weighted average effect of shares                   -                  -
                  issued during period

                  Weighted average effect of warrants            14,919                  -
                       and options exercised in the period

                  Weighted average effect of share                    -                  -
                  subscriptions paid in the period

                  Weighted average effect of shares                   -                  -
                  issued for services

                  Weighted average effect of debt to                  -                  -
                  equity conversion

                  Weighted average effect of share                    -         (3,014,347)
                  subscriptions (excluded due to anti-
                  dilutive effect)
                                                            -----------         ----------

                  Weighted average shares outstanding        10,424,015          2,529,126
                                                            ===========         ==========
                  Primary loss per share                    $     (0.23)        $    (0.22)
                                                            ===========         ==========

         There is no difference in the per share amounts computed under the primary and the fully diluted basis.


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                         NUKO Information Systems, Inc.

         Exhibit 11.1 Calculation of Net Loss per Share for Nine Month Period Ended September 30

         (Cont'd)

         Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.

                                                         1996            1995
                                                      ----------       ----------
         PRIMARY LOSS PER SHARE
             Net loss for period                      $7,977,170       $1,417,422
                                                      ===========================
             Shares outstanding at the beginning       9,128,418        5,413,941
             of the period

             Weighted average effect of shares           701,987           73,634
             issued during period

             Weighted average effect of warrants         218,978                -
             and options exercised in the period

             Weighted average effect of share           (594,068)-              -
             subscriptions paid in the period

             Weighted average effect of shares                 -           16,801
             issued for services

             Weighted average effect of debt to                -           10,677
             equity conversion

             Weighted average effect of share                  -       (3,014,347)
             subscriptions (excluded due to anti-
             dilutive effect)
                                                      ----------       ----------
             Weighted average shares outstanding       9,455,315        2,500,706
                                                      ===========================
             Primary loss per share                   $    (0.84)      $    (0.57)
                                                      ===========================

         There is no difference in the per share amounts computed under the primary and the fully diluted basis.